EXHIBIT 10.68
FOUNDATION COAL
DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

FOUNDATION COAL
DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

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9.07	Severability	16
9.08	Jurisdiction	16

ARTICLE X EFFECT ON PRIOR WRITTEN AND ORAL AGREEMENT		17

ARTICLE XI EFFECTIVE DATE		17

APPENDIX A	LIST OF PARTICIPATING AFFILIATES

EXHIBIT A	BENEFICIARY DESIGNATION FORM
EXHIBIT B	BASE SALARY DEFERRAL AGREEMENT FORM
EXHIBIT C	ANNUAL BONUS DEFERRAL AGREEMENT FORM
EXHIBIT D	INVESTMENT DESIGNATION FORM
EXHIBIT E	PAYMENT ELECTION FORM

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FOUNDATION COAL
DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009
ARTICLE I
ESTABLISHMENT AND PURPOSE
In accordance with the authority duly delegated to the Foundation Coal Benefits Committee (the “Benefits Committee”) and the President of Foundation Coal Corporation (the “President”) by the Board of Directors of Foundation Coal Corporation (the “Company”), the Benefits Committee and the President, on behalf of the Company in its settlor capacity, hereby establishes the Foundation Coal Deferred Compensation Plan (the “Plan”) effective January 1, 2009 for the purpose of providing retirement benefits for a select group of management and highly compensated employees of the Company and any participating affiliates through a combination of deemed employer and employee deferrals.
The Plan is intended to comply with the requirements imposed by Code section 409A on nonqualified deferred compensation plans (and the applicable guidance issued thereunder) and the terms of the Plan shall be interpreted consistent therewith.
The Plan constitutes a contractual obligation of the Employers to pay the promised benefits in the future and is intended to be unfunded for purposes of both the Code and ERISA. Although assets may be set aside in a separate trust, known as a “Rabbi trust,” to provide the promised benefits, any assets so set aside will remain the assets of the Employers and will be subject to the claims of the Employers’ general creditors. Participants and their beneficiaries will have only the status of general unsecured creditors with respect to any amounts set aside to provide benefits under the Plan.
ARTICLE II
DEFINITIONS
The following capitalized words and phrases, when used in the text of this document and attachments, have the meanings set forth below. Where the definitions include rules regarding the definition, those rules shall apply.
2.01	“Account Balance” means the aggregate balance of the Employee Deferral Account, Supplemental Retirement Account and Employer Discretionary Account of a Participant as determined under Article V.

2.02	“Affiliate” means a corporation that: (a) is in the same affiliated group with the Company within the meaning of Code section 1504, (b) has been authorized to adopt the Plan by resolution of the Benefits Committee, and (c) has, by written action of its board of directors, adopted the Plan. The corporations that have adopted this Plan are listed in Appendix A to the Plan, which appendix can be modified by the Plan Administrator to reflect changes in the participating Affiliates without a formal Plan amendment.

2.03	“Annual Bonus means the annual cash bonus a Designated Employee earns for a particular calendar year based on the Designated Employee’s and/or the Employer’s satisfaction of pre-established, specified performance targets for such year, excluding any amounts earned under the Foundation Coal Holdings, Inc. Amended and Restated 2004 Stock Incentive Plan or any successor plan adopted by the Employer.

2.04	“Annual Bonus Deferral Agreement Form” means the deferral agreement form for the Annual Bonus, which is attached hereto as Exhibit C and which may be modified from time to time by the Plan Administrator. The Annual Bonus Deferral Agreement Form must be completed in accordance with the conditions prescribed in Section 4.01.

2.05	“Base Salary” means a Designated Employee’s regular salary paid for a particular calendar year, including any amounts deferred under this Plan or any cash or deferred arrangements under Code section 125 or 401(k).

2.06	“Base Salary Deferral Agreement Form” means the deferral agreement form for Base Salary, which is attached hereto as Exhibit B and which may be modified from time to time by the Plan Administrator. The Base Salary Deferral Agreement Form must be completed in accordance with the conditions prescribed in Section 4.01.

2.07	“Beneficiary Designation Form” means the beneficiary designation form, which is attached hereto as Exhibit A and which may be modified from time to time by the Plan Administrator. A Participant may at any time change his Designated Beneficiary by completing a new Beneficiary Designation Form and filing it with the Plan Administrator.

2.08	“Benefits Committee” means the Foundation Coal Benefits Committee.

2.09	“Board of Directors” means the Board of Directors of the Company.

2.10	“Change in Control” means a change in the ownership of the Company, a change in the effective control of the Company or change in the ownership of a substantial portion of the Company’s assets. Whether there has been a Change in Control of the Company will be determined by the Plan Administrator in accordance with the guidance issued under Code section 409A. For purposes of this Section 2.10:
(a)	A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.

(b)	A change in the effective control of the Company occurs on the date that either:
(1)	any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

(2)	a majority of members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election.
(c)	A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
2.11	“Code” means the Internal Revenue Code of 1986, as amended.

2.12	“Company” means the Foundation Coal Corporation and any successor thereto.

2.13	“Controlled Group Member” means a trade or business that, together with the Company is a member of: (a) a controlled group of corporations, within the meaning of Code section 414(b), (b) a group of trades or businesses under common control, within the meaning of Code section 414(c), (c) an affiliated service group, within the meaning of Code section 414(m), or (d) a trade or business required to be aggregated pursuant to Code section 414(o).

2.14	“Designated Beneficiary” means the person(s) designated in the Beneficiary Designation Form.

2.15	“Designated Employee” means an Employee who (a) is a member of a select group of management of an Employer or is a highly compensated employee of an Employer, (b) is expected to receive Eligible Compensation from the Employer in excess of the compensation limitation imposed by Code section 401(a)(17) for each Plan Year in which he or she participates in the Plan and (c) is designated pursuant to Article III by the Benefits Committee as eligible to participate in the Plan.

2.16	“Eligible Compensation” means the sum of a Designated Employee’s Base Salary and Annual Bonus for a particular Plan Year.

2.17	“Employee” means an employee of the Company or an Affiliate. The determination of whether an individual is an employee of an Employer or an independent contractor and the determination of whether an employee of an Employer is classified as a member of any particular classification of employees shall be made in accordance with the classifications used by the Employer and not the treatment of the individual for any purposes under the Code, common law or any other law.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

2.18	“Employee Deferral Account” means the subaccount of a Participant’s Account to which are credited the Employee Deferral Contributions which have been allocated to such Participant and the deemed earnings and losses attributable thereto.

2.19	“Employee Deferral Contribution” means the amount by which a Designated Employee elects to reduce his or her Eligible Compensation pursuant to Section 4.01.

2.20	“Employer” means, as the context requires, the Company or any Affiliate.

2.21	“Employer Discretionary Account” means the subaccount of a Participant’s Account to which are credited the Employer Discretionary Contributions which have been allocated to such Participant and the deemed earnings and losses attributable thereto.

2.22	“Employer Discretionary Contribution” means the contribution which an Employer elects to make on behalf of a Designated Employee. An Employer shall be under no obligation to make any Employer Discretionary Contribution on behalf of any Employee and may make Employer Discretionary Contributions in differing amounts (including no Employer Discretionary Contribution) on behalf of any Designated Employee. The Employer may terminate Employer Discretionary Contributions in whole or in part at any time.

2.23	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.24	“Investment Designation Form” means the investment designation form attached hereto as Exhibit D and which may be modified from time to time by the Plan Administrator. The Investment Designation Form shall set forth, among other things, the optional investments upon which a Participant may elect to have his investment earnings calculated.

2.25	“Participant’s Account” means the sum of the Participant’s Supplemental Retirement Account, Employer Discretionary Account and Employee Deferral Account established pursuant to Section 5.01 to which the Employee’s and Employer’s deemed contributions and deemed earnings are credited.

2.26	“Participant” means each Employee and former Employee whom the Benefits Committee has designated as being eligible to participate in the Plan and who has an Account Balance.

2.27	“Payment Election Form” means the payment election form attached hereto as Exhibit E and which may be modified from time to time by the Plan Administrator.

2.28	“Permanently Disabled” means (a) a Designated Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) a Designated Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months,
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or a Controlled Group Member, or (c) a Designated Employee has been determined to be totally disabled by the Social Security Administration. Whether a Participant is Permanently Disabled shall be determined by the Plan Administrator in accordance with the guidance issued under Code section 409A.

2.29	“Plan” means the Foundation Coal Deferred Compensation Plan, as set forth herein, and all exhibits hereto.

2.30	“Plan Administrator” means the Benefits Committee or its delegate with respect to a specific matter.

2.31	“Plan Year” means the calendar year. The first Plan Year shall be the 2009 calendar year.

2.32	“Separation from Service” means a Designated Employee’s death, retirement or other termination of employment with the Company and all Controlled Group Members. Whether a Separation from Service has occurred shall be determined by the Plan Administrator based on all of the facts and circumstances and in accordance with the guidance issued under Code section 409A. For purposes of this Plan, a Designated Employee will be presumed to have experienced a Separation from Service when the level of bona fide services performed decreases to a level less than fifty percent (50%) of the average level of bona fide services performed during the immediately preceding thirty-six (36)-month period (or the full period of services to the Company and all Controlled Group Members if the Designated Employee has been providing services to the Company and all Controlled Group Members less than thirty-six (36) months).

2.33	“Supplemental Retirement Account” means the subaccount of a Participant’s Account to which are credited the Supplemental Retirement Contributions which have been allocated to such Participant and the assumed earnings and losses attributable thereto.

2.34	“Supplemental Retirement Contribution” means the contribution to an eligible Designated Employee’s Account pursuant to Section 4.02.
ARTICLE III
ELIGIBILITY
The Benefits Committee shall, from time to time, designate as eligible to participate in the Plan Employees of the Employers whom it determines are members of a select group of management of their Employer or highly compensated employees of their Employer and are expected to earn Eligible Compensation from the Employer for a Plan Year that exceeds the compensation limitation imposed by Code section 401(a)(17) for each Plan Year in which he or she participates in the Plan (“select group employees”). In making the determination of who is a select group employee, the rules and regulations issued pursuant to ERISA shall control. The fact that an Employee is found to be a select group employee shall not entitle him to participate in the Plan unless the Benefits Committee affirmatively designates such Employee as eligible to participate.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

Once designated as eligible to participate, the Employee shall remain eligible for subsequent years. However, the Benefits Committee may, in its sole discretion, terminate from future participation a Designated Employee upon written notice to him. Upon such notice, no further Employee Deferral Contributions, Supplemental Retirement Contributions nor Employer Discretionary Contributions shall be made by or on behalf of the Designated Employee, but the Designated Employee shall otherwise be deemed a Participant until such time that his or her Account Balance is paid under the terms of the Plan. The Chief Executive Officer of each Employer may recommend to the Benefits Committee those select group employees of the Employers who merit consideration for participation.
ARTICLE IV
DEFERRAL OPTION AND EMPLOYER CONTRIBUTIONS
4.01	Employee Deferral Election. Each Designated Employee may elect to defer from one percent (1%) to thirty-five percent (35%) (in whole percentages only) of his or her Eligible Compensation from the Employer, subject to the following conditions:
(a)	A separate deferral election must be made with respect to the Designated Employee’s Base Salary and the Designated Employee’s Annual Bonus. If a Designated Employee does not make a deferral election with respect to Base Salary and/or Annual Bonus, the Designated Employee shall not receive an Employee Deferral Contribution with respect to any such portions of Eligible Compensation.

(b)	A deferral election for a particular Plan Year shall be irrevocable once made and shall continue to apply to subsequent Plan Years until and unless the Designated Employee changes a deferral election in accordance with the procedures prescribed in this Section 4.01.

(c)	Except as otherwise provided in the next sentence, a deferral election with respect to Base Salary must be made no later than the last day of the calendar year preceding the calendar year during which the Base Salary will be earned. Notwithstanding the preceding sentence, with respect to the first year a Designated Employee is eligible to participate in any account balance plan maintained by the Company or any Controlled Group Members, such Designated Employee’s election must be made no later than thirty (30) days after the date on which the Designated Employee is first eligible and such election shall only be with respect to Base Salary earned during the remainder of such Plan Year. Any changes to a Base Salary deferral election for a subsequent Plan Year must be made prior to the beginning of such Plan Year.

(d)	A deferral election with respect to an Annual Bonus must be made no later than June 30th of the calendar year for which the bonus is payable. Any changes to an Annual Bonus deferral election with respect to an Annual Bonus payable for a subsequent calendar year must be made no later than June 30th of such calendar year.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

(e)	Amounts deferred from Base Salary shall be deducted ratably from the applicable salary payments due the Participant during the calendar year. Amounts deferred from an Annual Bonus shall be deducted at the time the bonus payment is made. All Employee Deferral Contributions shall be credited to the Participant’s Employee Deferral Account at the same time such Contributions are deducted from the Eligible Compensation.
4.02	Supplemental Retirement Contribution. Each Designated Employee who, on or after January 1, 2009, (i) is first hired or re-hired by an Employer, or (ii) transfers employment from a non-Employer Controlled Group Member to an Employer and is not eligible to participate in a qualified defined benefit pension plan maintained by an Employer, shall be credited with a Supplemental Retirement Contribution equal to five percent (5%) of the Designated Employee’s Eligible Compensation in excess of the limitation on compensation imposed by Code section 401(a)(17) for each Plan Year in which he or she is designated as eligible to participate in the Plan. Amounts deemed contributed under this Section 4.02 shall be credited to the Supplemental Retirement Account of each eligible Designated Employee at the time the applicable amounts of Base Salary and Annual Bonus are actually paid to the Designated Employee.

4.03	Employer Discretionary Contribution. If the Employer elects to make an Employer Discretionary Contribution on behalf of any Designated Employee, it shall be made in such amount, upon such conditions and at such times as determined in the sole discretion of the Employer. Amounts deemed contributed under this Section 4.03 shall be credited to the Employer Discretionary Account of the Designated Employee.

4.04	Deferral Agreement Form. All deferral percentages as described in Section 4.01 above shall be set forth on the Base Salary Deferral Agreement Form and the Annual Bonus Deferral Agreement Form, as applicable.

4.05	Completion of Forms. Each Designated Employee shall complete and file with the Plan Administrator: (a) a Beneficiary Designation Form designating to whom his Account Balance shall be paid in the event of the Designated Employee’s death, (b) a Payment Election Form designating the form in which his or her Account Balance will be paid and (c) an Investment Designation Form which will control the crediting of earnings and losses on the Participant’s Account until such designation is changed in accordance with the investment direction procedures prescribed by the Plan Administrator pursuant to Article V.
ARTICLE V
PARTICIPANTS’ ACCOUNTS
5.01	Participant Accounts. For each Participant, three separate accounts, the Employee Deferral Account, the Supplemental Retirement Account and the Employer Discretionary Account (collectively the “Participant’s Account”) shall be maintained. Employee Deferral Contributions, Supplemental Retirement Contributions and Employer Discretionary Contributions, net of any required federal or state taxes (which the Employer shall withhold and submit to the appropriate governmental agency), shall be credited to the appropriate Account.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

5.02	Earnings and Losses. Each Participant’s Account shall be credited with the gains and losses (including, without limitation, interest, dividends, market appreciation or depreciation) that would have accrued if the Participant’s Account had been invested in the investment options designated by the Participant to the Plan Administrator (or its designee) in accordance with the investment direction procedures prescribed by the Plan Administrator. The Company, Board of Directors, Employers, Controlled Group Members, Plan Administrator and Benefits Committee do not represent or guarantee successful deemed investment of any amounts under the Plan and shall not be required to restore any loss which may result from such deemed investments or lack of investment. In addition, no one shall be under any obligation to actually invest amounts corresponding to any investment directions provided by a Participant or Beneficiary. Each Participant and Beneficiary assumes the risk in connection with any decrease in value of his or her Account deemed invested hereunder.

5.03	Investment Elections. Participants may direct the deemed investment of their Accounts in multiples of one percent (1%) to deemed investments in any or all of the investment options made available under the Plan from time to time by the Plan Administrator in its sole discretion. Investment directions shall be provided by a Participant in accordance with the investment direction procedures prescribed by the Plan Administrator, which may include, but are not limited to, written, voice or other electronic communications to the Plan Administrator (or its designee). If a Participant does not direct the deemed investment of his or her Account under the Plan, and the Participant is an active participant in the Foundation Coal Savings Plan and Trust, the Participant shall be deemed to have elected to invest his or her Account in the same investment options designated (or deemed designated) under the Foundation Coal Savings Plan and Trust; provided that, to the extent the same investment options are not available under this Plan, the Participant shall be deemed to have elected to invest his or her Account in the investment options under this Plan that are most comparable to the investment options under the Foundation Coal Savings Plan and Trust (as determined by the Plan Administrator in its sole discretion). If such a Participant is not an active participant in the Foundation Coal Savings Plan and Trust, the Participant shall be deemed to have elected to invest his or her Account in the T. Rowe Price Retirement Date Fund that is based on the date that is closest to the date the Participant will attain age 65, or such other fund as the Plan Administrator, in its sole discretion, shall determine from time to time. A Participant may change any investment directions (or deemed investment directions) in accordance with the investment direction procedures prescribed by the Plan Administrator.

5.04	Investment Options. The Plan Administrator may change the deemed investment options at any time upon thirty (30) days advance notice to the Participants. Upon such a change, each Participant shall be given an opportunity to select among such new investment options as are designated by the Plan Administrator. In case of failure to elect such new investment options, the Participant shall be deemed to have made an election to invest his Participant’s Account in the investment options then being offered that are most comparable to the Participant’s old investment options. The decision of comparable investment options shall be made in the sole discretion of the Plan Administrator.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

5.05	Deductions from Account. Distributions to the Participant or on behalf of the Participant shall be deducted from the Participant’s Account. Any deemed purchases or sales of securities shall be subject to such fees and deducted from the Participant’s Account as if such securities were actually purchased by the Employer on behalf of the Participant.

5.06	Statement of Account. The Plan Administrator shall furnish, or cause to be furnished, to the Participant within ninety (90) days after the end of each calendar quarter a statement showing the beginning balance in the Participant’s Employee Deferral Account, Supplemental Retirement Account and Employer Discretionary Account, contributions, deemed investment earnings and losses per category of investment, and ending balance. Such statement shall be binding on the Participant unless the Participant notifies the Plan Administrator of any objections thereto within ninety (90) days from the receipt of such statement by the Participant. In the case of any such notification, the objections shall be treated as a claim for benefits pursuant to Section 7.03.
ARTICLE VI
DISTRIBUTION OF ACCOUNTS
6.01	Time and Form of Distributions. Except as otherwise provided in this Article VI, the balance in the Participant’s Account shall become distributable upon the Participant’s Separation from Service or, if earlier, a Change in Control. The Participant’s Account shall be distributed (or begin to be distributed) within thirty (30) days following the first business day of the calendar year immediately following the calendar year in which the applicable distribution event occurs; provided that, if the distribution is on account of the Participant’s Separation from Service and would be made less than six months from the date of the Separation from Service, the Participant’s Account shall be distributed (or begin to be distributed) within thirty (30) days following the first business day coinciding with or next following the six month anniversary of the Participant’s Separation from Service. At the time of the Participant’s initial deferral election under the Plan, the Participant may irrevocably elect to receive the distribution of his or her Account in the form of either: (i) a single sum payment, or (ii) approximately equal annual installments over a five (5)-year period. If a Participant does not designate a form of distribution at the time of his or her initial deferral election under the Plan, the Participant shall be deemed to have elected to receive his Account in a single sum payment.

6.02	Permanent Disability While Employed by the Employer. Notwithstanding the preceding provisions of this Article VI, if a Participant is determined to be Permanently Disabled while in the employ of an Employer and prior to the time distributions have commenced, the balance in the Participant’s Account shall be distributed to the Participant in a single sum payment within thirty (30) days following such notice.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

6.03	Death While Employed by an Employer. Notwithstanding the preceding provisions of this Article VI, in the event a Participant dies while in the employ of an Employer and prior to the time distributions have commenced, in lieu of any other benefits under the Plan, the Participant’s Designated Beneficiary as set forth on the Beneficiary Designation Form (or where no beneficiary has been so designated, the Participant’s estate) shall be entitled to a death benefit equal to the balance in the Participant’s Account. The death benefit set forth herein shall be payable in cash in a single sum payment within thirty (30) days following the Plan Administrator’s receipt of written confirmation, in a form acceptable to the Plan Administrator, in its sole discretion, of the Participant’s death. Should a Participant die while receiving installment payouts, the remaining installment payments shall be paid to the Designated Beneficiary, who shall be deemed to be the Participant for purposes of making deemed investment elections pursuant to Article V, unless the Designated Beneficiary is the Participant’s estate, in which case the balance in the Participant’s Account shall be paid in a single sum payment within thirty (30) days following the Plan Administrator’s receipt of written confirmation, in a form acceptable to the Plan Administrator, in its sole discretion, of the Participant’s death.
ARTICLE VII
PLAN ADMINISTRATION
7.01	Plan Administrator.
(a)	Appointment of Benefits Committee. The Benefits Committee shall be the Plan Administrator.

(b)	General Authority. In addition to the duties and powers described elsewhere hereunder, the Plan Administrator shall have the full power and authority with respect to the following specific duties and powers:
(1)	To administer, interpret and construe the Plan, to decide questions and disputes, to supply omissions and resolve inconsistencies and ambiguities arising under the Plan. The Plan Administrator’s interpretations and constructions hereof and actions hereunder, including any determination of the amount of payments to be made herefrom, shall be binding and conclusive on all persons for all purposes;

(2)	To evaluate administrative procedures and to adopt rules for the administration of the Plan;

(3)	To prescribe forms and procedures for any administrative purpose under the Plan and to require the use of such forms and procedures and, notwithstanding any Plan provision to the contrary, to establish and maintain a procedure whereby any election or other required written form may be made telephonically or electronically and whereby elections or submissions made in accordance with such procedure shall be deemed to have been made as if on the applicable written form; and
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

(4)	To delegate such duties and powers as the Plan Administrator shall determine from time to time to any person or persons. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Plan Administrator.
(c)	Appointment of Agents. The Plan Administrator may appoint such agents as it deems necessary to assist it in carrying out its duties under the Plan and may require any form or other document required to be filed or delivered under the Plan to be filed or delivered with each agent. No agent of Foundation Coal Corporation, an Employer, the Plan Administrator or the Board of Directors, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or lack of good faith.

(d)	Employment of Advisers and Persons to Carry Out Responsibilities. The Plan Administrator may employ one or more persons to render advice with regard to any responsibility the Plan Administrator has under the Plan and may employ one or more persons to carry out any of its responsibilities under the Plan. Any interpretations, decisions and determinations made by the Plan Administrator pursuant to its duties and powers described in the Plan shall be conclusive and binding upon all parties. The Plan Administrator shall have sole discretion in carrying out its responsibilities.
7.02	Information To Be Made Available to the Plan Administrator. To enable the Plan Administrator to perform all of its duties under the Plan, the Board of Directors and the board of directors of each Employer will provide the Plan Administrator with access to any information the Plan Administrator requires. If required information is not available from an Employer’s records, the Plan Administrator may obtain the information from the Participants. The Plan Administrator and Foundation Coal Corporation may rely on and shall not be liable for any information that an Employee provides either directly or indirectly.

7.03	Claims Procedure.
(a)	Definitions. For purposes of this Section, the following terms shall have the meanings set forth below:
(1)	“Adverse Benefit Determination” means the denial of a claim, including:
(A)	A denial, reduction or termination of benefits, or

(B)	A failure to provide or make payment (in whole or in part) for a benefit, including in each such case, a denial that is based on a determination of a Claimant’s eligibility to participate in the Plan. In no event however, shall an Adverse Benefit Determination encompass the amendment or termination of the Plan.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

(2)	“Claimant” means a Participant or a Beneficiary with respect to whom a benefits determination is being or has been made.

(3)	“Relevant Document” means, with respect to a Claimant’s claim, a document, record or other information that:
(A)	Was relied upon in making the benefit determination;

(B)	Was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or

(C)	Demonstrates compliance with the administrative processes and safeguards required to assure consistent application of Plan provisions with respect to similarly-situated Claimants.
(b)	Filing a Claim. A Claimant or his duly authorized representative may file a claim for a Plan benefit to which the Claimant believes he or she is entitled. Such claim for benefits shall be in writing, shall adequately describe the benefit to which such individual believes he or she is entitled, and shall be delivered to the Plan Administrator by first class mail, postage prepaid; electronically; by facsimile or by hand-delivery.

(c)	Initial Review of a Claim.
(1)	The Plan Administrator shall review a claim for benefits under the Plan and respond thereto within a reasonable period of time, but in no event later than ninety (90) days after receiving the claim. The Plan Administrator may extend this initial period for responding to the claim by an additional ninety (90) days where special circumstances make such extension appropriate and provided that the Plan Administrator notifies the Claimant in writing prior to the end of the initial ninety (90) day period of the need for the extension and the date by which a determination will be made.

In the event of an Adverse Benefit Determination, the Plan Administrator shall give written notice to such person in a manner calculated to be understood by the Claimant. Such written notice shall be mailed by certified mail to such person’s last known address and shall contain the following information:
(A)	The specific reason(s) for such denial;

(B)	Specific reference(s) to pertinent Plan provisions upon which the Adverse Benefit Determination is based;
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

(C)	A description of any additional material or information which may be needed for the claimant to perfect the request and an explanation of why such material or information is required; and

(D)	An explanation of the review procedure, the time limits applicable to such procedure and Claimant’s right, at no charge, to have reasonable access to and to obtain copies of all Relevant Documents upon request therefor, and a statement of the Claimant’s right to bring a civil action under ERISA section 502(c) following an Adverse Benefit Determination on review.
(2)	The Plan Administrator will establish an administrative process to ensure and verify that (A) claim determinations are made in accordance with the governing plan document and (B) where appropriate, the Plan provisions have been applied consistently with respect to similarly-situated Claimants.

(3)	The Plan Administrator shall have full discretion to deny or grant any claim in whole or in part. If notice of the Plan Administrator’s determination is not furnished in accordance with this Subsection (c), the claim will be deemed denied and the Claimant will be permitted to exercise his or her right of review pursuant to Subsections (d) and (e).
(d)	Claimant’s Request for Review of an Adverse Benefit Determination. In the event of an Adverse Benefit Determination, the Claimant or his duly authorized representative may request a full and fair review of the claim by the Plan Administrator. Claimant shall have the right, at no charge, to have reasonable access to and to obtain copies of all Relevant Documents upon request therefore. Claimant shall have the right to submit in writing issues and comments, including, without limitation, appropriate evidence or testimony of an expert.

The Claimant’s request for review by the Plan Administrator must be submitted in writing to the Plan Administrator within sixty (60) days of the Claimant’s receipt of a notice of an Adverse Benefit Determination. The Plan Administrator may grant to Claimant an extension of time by which Claimant must file his request for review of the Adverse Benefit Determination where the nature of the benefit involved or other attendant circumstances make such extension appropriate. Delivery of the Claimant’s request for review of the Adverse Benefit Determination must be made by first class mail, postage prepaid; electronically; or by facsimile or by hand-delivery.

(e)	Decision on Review of An Adverse Benefit Determination.
(1)	The Plan Administrator shall make a decision within a reasonable period of time, but in no event later than sixty (60) days after its receipt of Claimant’s request for review.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

If, however, special circumstances require an extension of time for processing, the Plan Administrator may extend the time in which it will review the Adverse Benefit Determination provided that any such extension shall not exceed sixty (60) days and further provided that the Claimant is notified in writing prior to the expiration of the initial sixty (60) days of the special circumstances necessitating the extension(s) and of the date by which a determination is anticipated. A decision shall be rendered within a reasonable period of time, but in no event later than one hundred and twenty (120) days after receipt of a Claimant’s request for review.

If notice of the decision on the review is not furnished in accordance with this Subsection (e), the claim shall be deemed to have been denied and the Claimant shall be permitted to exercise his or her right to a legal remedy pursuant to Subsection (f).

(2)	The Plan Administrator shall perform a de novo review of the Adverse Benefit Determination on review, taking into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was previously considered on initial review of the claim.

(3)	The Claimant shall be notified in writing of the decision on review. In the event of an Adverse Benefit Determination on review, the notice shall be written in a manner calculated to be understood by the Claimant and setting forth:
(A)	the specific reason(s) for the Adverse Benefit Determination;

(B)	the specific reference(s) to the pertinent Plan provisions on which the Adverse Benefit Determination is based; and

(C)	a statement of the Claimant’s right to bring a civil action under ERISA section 502(c) following an Adverse Benefit Determination on review.
(f)	Legal Remedy. After exhausting the claim procedure as provided under the Plan, nothing shall prevent any person from pursuing any other legal remedy.
7.04	Notices from Participants. Whenever provision is made in the Plan that a Participant may exercise any option or election, the action of the Participant will be evidenced in writing on the forms provided by the Plan Administrator, if a form is provided, signed by the Participant and delivered to the Plan Administrator in person or by mail. Written notice will not be effective until received by the Plan Administrator.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

ARTICLE VIII
AMENDMENTS
8.01	Plan Amendment.
(a)	Foundation Coal Corporation reserves the right, at any time by written action of the Board of Directors of Foundation Coal Corporation, or its duly authorized delegate, to modify or amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no such action shall be retroactive, decrease the Account Balance of the Participant at the time of such amendment or place substantial additional limitations on the payment of the Account Balance to the Participant. The Board of Directors of Foundation Coal Corporation has delegated its amendment authority with respect to the Plan to the Benefits Committee.

(b)	The Plan Administrator may, from time to time, amend the form of the Beneficiary Designation Form, Base Salary and Annual Bonus Deferral Agreement Forms, Investment Election Form (including the deemed designated investment options) and the Payment Election Form. However, no such amendment shall be effective if such amendment causes the form to conflict with any provision of the Plan (excluding such form).
8.02	Plan Termination. The expectation of Foundation Coal Corporation is to continue the Plan indefinitely, but continuation of the Plan is not assumed as a contractual obligation by Foundation Coal Corporation or any Employer, and the right is reserved to Foundation Coal Corporation, by action of the Board of Directors of Foundation Coal Corporation or its duly authorized delegate, to terminate the Plan in whole or in part at any time. If the Plan is terminated, the Plan Administrator, in its sole discretion, shall decide on the appropriate manner of distributing Participant Accounts; provided, however, that any such distribution of Participant Accounts shall be in a manner that is permitted in accordance with the guidance issued under Code section 409A.
ARTICLE IX
MISCELLANEOUS
9.01	No Interest in Trust Fund. Nothing in the Plan shall be construed to give any Participant or other person any right, title, interest or claim in or to any specific asset, fund, reserve account or property of any kind whatsoever owned by Foundation Coal Corporation, an Employer or any Controlled Group Member, or in which it may have a right, title or interest now or in the future.

The Company has established a trust fund in order that it might set aside monies to offset its obligations under the Plan. Such trust fund shall be governed by a separate trust agreement.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

9.02	Status of Participants. Participants shall only have the status of general unsecured creditors of Foundation Coal Corporation and the Employers. The Plan constitutes a mere promise by the Employers to make benefit payments in the future. The Plan is intended to be unfunded for tax purposes and for purpose of Title I of ERISA.

9.03	Withholding. The Plan Administrator shall have the right to withhold any and all state, local and Federal taxes which may be withheld in accordance with applicable law, or to direct that such withholding occur.

9.04	Spendthrift Clause. A Participant’s right to benefits under the Plan, contingently or otherwise, are not subject in any manner to anticipation, alienation, commute, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s Designated Beneficiary, except for the right to designate a Designated Beneficiary.

9.05	Effect on Employment. Nothing contained in the Plan shall be construed as conferring upon a Participant the right to continue to serve as an Employee of an Employer or to assure the Participant of any specific level of compensation from an Employer. Participation in the Plan shall not lessen or otherwise affect the responsibilities of such an Employee to perform fully his or her duties in a satisfactory and workmanlike manner, nor shall it affect the Employer’s right to discipline, discharge, or take any other action with respect to such an Employee.

9.06	Construction. As used herein:
(a)	the masculine gender shall include the feminine and the singular shall include the plural as the circumstances require; and

(b)	the titles and headings of the Articles and Sections in the Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or heading shall control.
9.07	Severability. If any provision of the Plan is illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provisions never had been inserted into the Plan.

9.08	Jurisdiction. The Plan shall be construed in accordance with and governed by the laws of Maryland to the extent not superceded by federal law.
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

ARTICLE X
EFFECT ON PRIOR WRITTEN AND ORAL AGREEMENT
The Plan shall supersede all prior employment agreements, letters of understanding, contracts and oral representations made by or entered into between an Employer and Designated Employees in connection with nonqualified deferred compensation but does not supersede any “golden parachute” written agreements or any split dollar life insurance agreements.
ARTICLE XI
EFFECTIVE DATE
The effective date of the Plan, as initially established herein, shall be January 1, 2009.

FOUNDATION COAL BENEFITS COMMITTEE
By:	/s/ Michael A. Ciuchta
Michael A. Ciuchta, Chairman

By:	/s/ Michael R. Peelish
Michael R. Peelish, Member

By:	/s/ Frank J. Wood
Frank J. Wood, Member

FOUNDATION COAL CORPORATION
By:	/s/ Kurt D. Kost
Kurt D. Kost, President and
Chief Operating Officer

By:	/s/ James F. Roberts
James F. Roberts, Chairman and
Chief Executive Officer

FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

APPENDIX A
FOUNDATION COAL
DEFERRED COMPENSATION PLAN
LIST OF PARTICIPATING AFFILIATES

Date Terminated
	Date	as a Participating
Participating Affiliates	Commenced	Affiliate
Pennsylvania Services Corporation	January 1, 2009
Plateau Mining Corporation	January 1, 2009
Foundation Coal Corporation	January 1, 2009
Dry Systems Technologies, Inc. (before July 10, 2008 and after July 29, 2004, k/a Foundation Coal Development Corporation; and before July 30, 2004, k/a RAG Coal Development Corporation)	January 1, 2009
Foundation Coal West, Inc. (prior to July 30, 2004, k/a RAG Coal West, Inc.)	January 1, 2009
Cumberland Coal Resources, LP (prior to July 30, 2004, k/a RAG Cumberland Resources, LP)	January 1, 2009
Emerald Coal Resources, LP (prior to July 30, 2004 k/a RAG Emerald Resources, LP)	January 1, 2009
Foundation Energy Sales, Inc. (prior to July 30, 2004, k/a RAG energy sales, inc.)	January 1, 2009
Foundation Wyoming Land Company (prior to July 30, 2004, k/a RAG Wyoming Land Company)	January 1, 2009
Wabash Mine Holding Company	January 1, 2009
Warrick Holding Company	January 1, 2009
Pennsylvania Land Holdings Corporation	January 1, 2009
Foundation PA Coal Terminal, LLC	January 1, 2009
Coal Gas Recovery, LLC	January 1, 2009
Freeport Mining, LLC	January 1, 2009

FOUNDATION COAL
DEFERRED COMPENSATION PLAN
BASE SALARY DEFERRAL AGREEMENT FORM
I,                                                              (the “Participant”) and Foundation Coal Corporation (the “Company”) hereby agree as follows:
The Participant hereby irrevocably elects, and the Company agrees, to reduce his or her Base Salary for calendar year            by           % (1% to 35% in whole percentages only), provided this properly executed Base Salary Deferral Agreement Form is returned to the Plan Administrator no later than the December 31st immediately preceding such calendar year. ** Reductions under this paragraph shall be credited to Participant’s Employee Deferral Account under the Plan.
This deferral election shall irrevocably apply to the Participant’s Base Salary in subsequent calendar years unless the Participant properly completes a new Base Salary Deferral Agreement Form prior to the beginning of any such calendar year.

**	If this is the calendar year during which the Participant is first eligible to participate in any account balance plan maintained by the Company or any Controlled Group Member, the deferral election shall apply for each month in such calendar year beginning after the date this properly executed Deferral Agreement Form is returned to the Plan Administrator, provided it is returned no later than thirty (30) days following the date the Participant is first notified of his or her eligibility to participate in the Plan.
This Form shall be subject to the terms and provisions of the Foundation Coal Deferred Compensation Plan, as it may be amended from time to time (the “Plan”). The Plan is hereby incorporated by reference. The Participant understands that as to amounts due him or her under the Plan pursuant to this election, he or she is a general unsecured creditor of the Company and that the Plan constitutes a mere promise by the Company to make benefit payments in the future.
The Plan shall supersede all prior employment agreements, letters of understanding, contracts and oral representations made by or entered into between the Company and Participant with respect to the subject matter covered by the Plan.
WITNESS the execution this            day of                     , 20     .

Participant FOUNDATION COAL CORPORATION
By:
Its

Foundation Coal Deferred Compensation Plan
Designation of Beneficiary Form

Participant Information (Please print clearly)	Name E-mail Address	Social Security Number Daytime Phone Number

Beneficiary Designation	I, the undersigned, hereby elect that upon my death the following person(s) shall be my primary and secondary beneficiary(ies) under the plan:

Please note that all percentages must be expressed as whole numbers; do not enter fractions or decimals.

Primary Beneficiary(ies)	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent

If you name more than one primary beneficiary but do not specify a percentage for each, your account will be divided equally among the primary beneficiaries who survive you. Check here if you have more than two primary beneficiaries and have used the space on the next page. ☐

Secondary Beneficiary(ies)	In the event the primary beneficiary(ies) is/are not living, I designate the following person(s) as my beneficiary(ies):
	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent

If you name more than one primary beneficiary but do not specify a percentage for each, your account will be divided equally among the primary beneficiaries who survive you. Check here if you have more than two primary beneficiaries and have used the space on the next page. ☐

Participant’s Signature	Any election I have made on this form revokes all prior designations with respect to this Plan.

	Date	Participant’s Signature

Additional Primary Beneficiary(ies)	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent

Additional Secondary Beneficiary(ies)	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent	Last Name First M.I. Social Security Number Street Address City State Zip Code Birth Date Relationship Percent
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

2

FOUNDATION COAL
DEFERRED COMPENSATION PLAN
INVESTMENT DESIGNATION FORM
Pursuant to Article V of the Foundation Coal Deferred Compensation Plan (the “Plan”), I hereby request that any amounts credited to my Account be credited with earnings and losses as if invested in the designated investment strategies and in the percentages which I have indicated below. I understand that all elections must be in one percent (1%) increments and must total one hundred percent (100%).
This election shall be subject to the terms of the Plan and all amendments thereto. All of the terms and conditions of the Plan are incorporated herein.
I request that my Participant Account be deemed to be invested as follows effective as soon as administratively possible and in accordance with the Plan following this election:
          %T. Rowe Price (“TRP”) Summit Cash Reserves
          %TRP Spectrum Income Fund
          %TRP Retirement 2005 Fund
          %TRP Retirement 2010 Fund
          %TRP Retirement 2015 Fund
          %TRP Retirement 2020 Fund
          %TRP Retirement 2025 Fund
          %TRP Retirement 2030 Fund
          %TRP Retirement 2035 Fund
          %TRP Retirement 2040 Fund
          %TRP Retirement 2045 Fund
          %TRP Retirement 2050 Fund
          %TRP Retirement 2055 Fund
          %TRP Retirement Income Fund
          %TRP Spectrum Growth Fund
          %TRP Blue Chip Growth Fund
          %TRP Capital Appreciation Fund
          %TRP Equity Income Fund
          %TRP Equity Index Fund
          %TRP Health Sciences Fund
          %TRP International Growth & Income Fund
          %TRP International Stock Fund
          % TRP Media & Telecommunications Fund
          %TRP Mid-Cap Growth Fund
          %TRP Mid-Cap Value Fund
          %TRP New Horizons Fund
          % TRP Real Estate Fund
          %TRP Science and Technology Fund
          %TRP Small-Cap Value Fund
This election will remain in effect until you properly change your investment designations in accordance with the investment designation procedures prescribed by the Plan Administrator.

I AGREE ON BEHALF OF MYSELF AND MY DESIGNATED BENEFICIARY TO ASSUME ALL RISK IN CONNECTION WITH ANY DECREASE IN THE VALUE OF FUNDS WHICH ARE DEEMED INVESTED OR WHICH CONTINUE TO BE DEEMED INVESTED PURSUANT TO THIS AND PAST ELECTIONS AND IN ACCORDANCE WITH THE PLAN.
WITNESS my signature this            day of                     , 20     .

Participant
Receipt acknowledged:

Plan Administrator of the Foundation Coal
Deferred Compensation Plan

Date
FOUNDATION COAL DEFERRED COMPENSATION PLAN
As Initially Established Effective January 1, 2009

2

FOUNDATION COAL
DEFERRED COMPENSATION PLAN
PAYMENT ELECTION FORM
I,                                         , a Participant in the Foundation Coal Deferred Compensation Plan (the “Plan”), do hereby irrevocably elect that my Account Balance under the Plan will be paid to me in the following form:
           Single sum payment.
           Substantially equal annual installments over a period of five (5) years.
Your Account Balance will become distributable upon your Separation from Service or, if earlier, a Change in Control of Foundation Coal Corporation. Your Account Balance will be paid (or begin to be paid) within thirty (30) days following the first business day of the calendar year immediately following the calendar year in which the applicable distribution event occurs; provided that if the distribution of your Account Balance is on account of your Separation from Service, your distribution will not be made any earlier than within thirty (30) days following the first business day coinciding with or next following the six (6) month anniversary of your Separation from Service.
Please note that if you do not elect a form of distribution when you are first eligible to participate in the Plan, you will be deemed to have elected to receive your Account Balance in a single sum payment.
This election shall be subject to the Plan and any amendments thereto. All of the terms and conditions of the Plan are incorporated herein.
WITNESS my signature this            day of                     , 20     .

Participant
Receipt acknowledged:

Plan Administrator of the Foundation Coal
Deferred Compensation Plan

Date